Exhibit 10.1
BAXTER INTERNATIONAL INC.
2021 INCENTIVE PLAN

PERFORMANCE SHARE UNIT AWARD GRANT NOTICE

Baxter International Inc., a Delaware corporation (the “Company”), pursuant to the Baxter International Inc. 2021 Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”) the number of performance share units set forth below (the “PSUs”). The PSUs are subject to the terms and conditions set forth in this Performance Share Unit Grant Notice (the “Grant Notice”), the Performance Share Unit Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement. The PSUs granted hereunder shall be designated as a Performance Compensation Award under Section 11 of the Plan.

Participant:	[•]
Participant ID:	[•]
Date of Grant:	[•]
Target Number of PSUs:	[•]
Performance Period:	[•]
Vesting Schedule:
Except as otherwise provided in the Agreement, the PSUs are subject to the three-year performance period shown above and shall vest in accordance with the terms set forth in Addendum 1 to Exhibit A following Committee certification.

Applicable Recoupment Policy:
The Incentive Compensation Recoupment Policy shall apply to Participants who are not designated officers of the Company and the Executive Compensation Recoupment Policy shall apply to all Participants who are designated officers of the Company either at the time of grant or vesting. Both polices are attached hereto as Exhibit B.

By accepting this Award electronically through the stock plan administrator’s online grant acceptance procedure, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement, and the Grant Notice. If the Participant does not accept this Award through the online acceptance process, the Participant’s Award will be canceled, and the Participant will not be entitled to any benefits from the Award or to any compensation or benefits in lieu of the canceled Award. The Participant has reviewed the Agreement, the Plan, and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement, and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Grant Notice, or the Agreement.

If the Participant declines the Award, the Award will be canceled, and the Participant will not be entitled to any benefits from the Award or to any compensation or benefits in lieu of the canceled Award.

EXHIBIT A
PERFORMANCE SHARE UNIT AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to the Participant the number of PSUs set forth in the Grant Notice.

ARTICLE I.

GENERAL

Section 1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement:

(a)“Employer” means the member of the Company Group that employs the
Participant.

(b)“Performance Period” means the three-year period beginning with the first day of the calendar year of the Grant Date and ending on the last day of the third calendar year thereafter.

(c)“Qualifying Retirement” shall mean a Termination of a Participant who is at least 65 years of age, or at least 55 years of age with at least 10 years of active continuous service with a member of the Company Group.

Section 1.2     Incorporation of Terms of Plan. The PSUs and the shares of Common Stock issued to the Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement, the Grant Notice, and the Plan, which are incorporated herein by reference.

ARTICLE II.

AWARD OF PERFORMANCE SHARE UNITS

Section 2.1    Award of PSUs. In consideration of the Participant’s continued employment with or service to a member of the Company Group and for other good and valuable consideration, effective as of the Date of Grant, the Company has granted to the Participant the target number of PSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan, and this Agreement, subject to adjustment as provided in Section 12 of the Plan. Except as otherwise provided herein, each PSU represents the right to receive Shares in the amounts, at the times and subject to the conditions set forth herein and in Addendum 1 to Exhibit A. However, unless and until the PSUs have vested and been earned in accordance with Addendum 1 to Exhibit A, the Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the PSUs will represent an unsecured obligation of the Company.

Section 2.2     Vesting and Earning of PSUs. Subject to the Participant’s continued employment with or service to a member of the Company Group through the end of the Performance Period and subject to the terms of this Agreement, the PSUs shall vest on the date specified in the Grant Notice and be earned in accordance with the terms set forth in Addendum 1 to Exhibit A following Committee certification.

Section 2.3     Impact of Termination on PSUs. In the event the Participant incurs a Termination prior to the end of the Performance Period, then any unvested PSUs shall be canceled and forfeited, except as may be otherwise provided herein, in the Grant Notice, by the Committee or as set forth in a written agreement between the Participant and the Company or Employer. For the avoidance of doubt, a transfer

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of employment within the Company Group will not constitute a Termination.

(a)Qualifying Retirement. In the event the Participant incurs a Termination as a result of a Qualifying Retirement for any reason other than for Cause, or by reason of the Participant’s death or Disability, then (i) if the date of such Termination is after the calendar year of the Date of Grant, the PSUs will remain eligible for payout at the end of the Performance Period on the terms (and in accordance with the timing) provided in Addendum 1 to Exhibit A and Section 2.5(a), or (ii) if the date of such Termination is in the calendar year of the Date of Grant a pro-rata portion of the unearned PSUs shall remain eligible for payout at the end of the Performance Period on the terms provided in Addendum 1 to Exhibit A and Section 2.5(a). For purposes of the foregoing, the pro-rata portion of the unearned PSUs shall be determined by multiplying (x) the Target Number of PSUs specified in the Grant Notice by (y) the percentage equal to the number of months worked in the applicable calendar year of the Date of Grant, rounded to the nearest whole month, divided by twelve (12).

(b)Death or Disability. In the event the Participant incurs a Termination as a result of the Participant’s death or Disability, any unvested PSUs shall vest immediately as follows: (i) if the date of such Termination is after the calendar year of the Date of Grant, the PSUs shall be paid out at 100% of the target PSUs awarded, or (ii) if the date of such Termination is in the calendar year of the Date of Grant, a pro-rata portion of the unearned PSUs shall immediately vest. For purposes of the foregoing, the pro-rata portion of the unearned PSUs that shall immediately vest shall be determined by multiplying (x) the Target Number of PSUs specified in the Grant Notice by (y) the percentage equal to the number of months worked in the applicable calendar year of the Date of Grant, rounded to the nearest whole month, divided by twelve (12). Settlement of the PSUs subject to vesting hereunder will occur within sixty (60) days following the Participant’s Termination due to death or Disability.

(c)All Other Terminations. In the event the Participant incurs a Termination other than as set forth in Section 2.3(a) or Section 2.3(b), except as may be otherwise provided herein or by the Committee or as set forth in a written agreement between the Participant and the Company or Employer, the Participant shall immediately forfeit any and all PSUs granted under this Agreement that have not vested or do not vest on or prior to the date on which such Termination occurs, and the Participant’s rights in any such PSUs that are not so vested shall lapse and expire.

(d)Outside the United States. For purposes of this Agreement, if the Participant is employed or providing services outside the United States, the Committee (or its delegate) may determine that the date the Participant incurs a Termination shall mean the date the Participant is no longer actively providing services to a member of the Company Group (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction in which the Participant is employed or providing services or the terms of the Participant’s employment agreement, if any) and that the Participant’s right to vest in and earn the PSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction in which the Participant is employed or providing service or the terms of the Participant’s employment or service agreement, if any); the Committee (or its delegate) shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the PSUs (including whether the Participant may still be considered to be providing services while on a leave of absence).

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Section 2.4     Impact of a Change in Control on PSUs. In the event of a Change in Control, the treatment of PSUs shall be governed by Section 12(b) of the Plan.

Section 2.5 Settlement of PSUs.

(a)Except as otherwise provided herein, the Participant’s PSUs shall be settled in Shares (either in book-entry form or otherwise). Following the end of the Performance Period, the Committee shall certify the PSU payout, which certification shall be final and binding. Shares earned will be delivered or otherwise made available to the Participant as soon as practical after the Committee makes its determination but not later than the March 15 after the end of the Performance Period. Notwithstanding the foregoing, the Company may delay settlement of PSUs if it reasonably determines that such settlement will violate U.S. federal securities laws or any other applicable law, including non-U.S. laws, provided that such settlement shall be made at the earliest date at which the Company reasonably determines that the making of settlement will not cause such violation, as required by U.S. Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no settlement shall be delayed under this Section 2.5(a) if such delay will result in a violation of Code Section 409A.
(b)All distributions shall be made by the Company in the form of whole Shares. Any fractional share may be distributed in cash or, at the discretion of the Committee, withheld to account for Tax-Related Items (as defined in Section 2.7). The value of a fractional share shall be determined based on the Fair Market Value as of the date the PSUs are certified by the Committee, and if that date is not a trading day, the Fair Market Value on next trading day will be used.

(c)Notwithstanding the foregoing, if the Participant is a resident or employed outside of the United States, the Company, in its sole discretion, may settle the PSUs in the form of a cash payment to the extent settlement in Shares: (i) is prohibited under applicable law; (ii) would require the Participant or a member of the Company Group to obtain the approval of any governmental and/or regulatory body in the Participant’s country; (iii) would result in adverse tax consequences for the Participant or a member of the Company Group; or (iv) is administratively burdensome. Alternatively, the Company, in its sole discretion, may settle the PSUs in the form of Shares but require the Participant to sell such Shares immediately or within a specified period following the Participant’s Termination (in which case, this Agreement shall give the Company authorization to issue sales instructions on the Participant’s behalf).

(d)For the avoidance of doubt, this Award represents a right to receive Shares, and not a right to receive cash, and the Company shall only be authorized to deliver cash in settlement of all or any portion of the Award under the specific circumstances contemplated above in Section 2.5(b) and Section 2.5(c) or in connection with a transaction or event contemplated by Section 12 of the Plan.

Section 2.6     Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any U.S. state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any U.S. state or federal governmental agency or non-U.S. regulatory agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable tax withholding in accordance with Section 2.7 by the member of the Company Group with respect to which the applicable withholding obligation arises.

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Section 2.7     Tax Withholding. Notwithstanding any other provision of this Agreement:

(a)The provisions of Section 14(e) of the Plan are incorporated herein by reference and made a part hereof. The Participant acknowledges that he or she may be required to pay to the Company or, if different, the Employer, and that the Company, the Employer, or any Subsidiary shall have the right and are hereby authorized to withhold from any compensation or other amount owing to the Participant, applicable income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax- related items (including taxes that are imposed on the Company or the Employer as a result of the Participant’s participation in the Plan but are deemed by the Company or the Employer to be an appropriate charge to the Participant) (collectively, “Tax-Related Items”), with respect to any issuance, transfer, or other taxable event under this Agreement or under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such Tax-Related Items. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSUs, including, but not limited to the grant, vesting and/or settlement of the PSUs and the subsequent sale of Shares acquired upon settlement of the vested PSUs; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve a particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)The Company shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under the PSUs in satisfaction of any applicable tax withholding obligations, unless the Committee permits the Participant to elect to satisfy such obligations by (i) cash, wire transfer of immediately available funds or check; (ii) delivering Shares (which are not subject to any pledge or other security interest) that have been held by the Participant for not less than six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP) having a Fair Market Value equal to such withholding liability; or (iii) if approved by the Committee, by delivery of a written or electronic notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon settlement of the PSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate applicable tax withholding obligations; provided that payment of such proceeds is then made to the Company upon settlement of such sale in satisfaction of the applicable tax withholding obligations. Notwithstanding the foregoing, the Participant authorizes the Company to satisfy the applicable tax withholding obligations from proceeds of the sale of Shares issuable under the PSUs through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) and/or through withholding from any cash, other securities, or other property issuable or deliverable under any Award or from any compensation or other amounts owing to the Participant. If the obligation for Tax-Related Items is satisfied by withholding in Shares, the number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a Fair Market Value on the date of withholding no greater than the aggregate amount of such obligations based on the maximum individual statutory withholding rates or other rates that will not have a negative accounting impact in the Participant’s applicable jurisdictions for U.S. federal, state, local and non-U.S. income tax and payroll tax purposes that are applicable to such taxable income, and the Participant is deemed to have been issued the full number of Shares subject to the vested and earned PSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Participant acknowledges that, regardless of any action taken by the Company, the Employer, or any Subsidiary the ultimate liability for all Tax-Related Items, is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer.

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(c)Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the PSUs to, or to cause any such Shares to be held in book-entry form by, the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid the Tax-Related Items resulting from the grant, vesting or settlement of the PSUs or any other taxable event related to the PSUs.

Section 2.8     Rights as Stockholder. Neither the Participant nor any Person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to the Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares. From and after the Date of Grant and until the earlier of (a) the time when the Shares are delivered in settlement of the PSUs and (b) the time when the Participant’s right to receive Shares in settlement of the PSUs is forfeited, on the date that the Company pays a dividend (if any) to holders of Shares generally, the Participant shall be permitted to receive additional PSUs with respect to the PSUs based on the dividends and distributions paid on Shares to the same extent as if each PSU were a Share (without adjustment prior to vesting for payment levels set forth in Addendum 1 to Exhibit A) (the “Dividend Equivalent Unit”). These additional PSUs will be accrued through the Performance Period at target performance, then adjusted (upwards or downwards, as applicable) to reflect final actual Company performance certified in accordance with Addendum 1 to Exhibit A. Such Dividend Equivalent Units (if any) shall be subject to the same terms and conditions, including payment timing, Performance Goals, vesting, and the obligation to satisfy any tax withholding obligations, in the same manner and at the same time as the PSUs to which the Dividend Equivalent Units relate or as otherwise determined by the Company. For the avoidance of doubt, Dividend Equivalent Units shall not be eligible for the crediting of dividend equivalents or otherwise.

ARTICLE III.

NATURE OF GRANT

Section 3.1     In accepting the grant of the PSUs, the Participant acknowledges, understands, and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan;

(b)the grant of the PSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of an award, or benefits in lieu of an award, even if PSUs have been granted in the past;

(c)all decisions with respect to future grants of PSUs or other grants, if any, will be at the sole discretion of the Company;

(d)the Participant is voluntarily participating in the Plan;

(e)the PSUs and the Shares subject to the PSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;

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(f)the PSUs and the Shares subject to the PSUs, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(g)unless otherwise agreed with the Company in writing, the PSUs and the Shares subject to the PSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary;

(h)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the PSUs resulting from the Participant’s Termination (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); and

(j)neither the Company nor the Employer shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the PSUs or of any amounts due to the Participant pursuant to the settlement of PSUs or the subsequent sale of any Shares acquired upon settlement.

ARTICLE IV.

DATA PRIVACY

The Company is processing personal data of the Participant for purposes related to Plan administration services, based on the appropriate legal basis, depending on the Participant’s country, as stipulated in the HR Privacy Notice shared with the Participant and as in force. The Company further shares such data with its affiliates or processors, as appropriate, and only on a “need to know basis”. That may also include human resources personnel, certain executives, managers, and employees at other worldwide affiliates of the Company Group, who may have access to certain of the Participant’s personal data. Some of those recipients may be located or may have relevant operations outside of the Participant’s country, such as in the United States, where the data protection laws may not provide a level of protection equivalent to the laws of the Participant’s country. The Company implements the appropriate legal, technical, and organizational measures and mechanisms in this regard.

For further information about the HR Privacy Notice and the processing of the Participant’s data in relation to the Plan, the Participant may contact local HR or send an email to: privacy@baxter.com.

ARTICLE V.

OTHER PROVISIONS

Section 5.1     Administration. The Committee (and its delegates) shall have the power to interpret the Plan, the Grant Notice, and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice, and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee will be final and binding upon the Participant, the Company, and all other interested Persons. To the extent allowable pursuant to applicable law, no member of the Committee or the Board will

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be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice, or this Agreement.

Section 5.2     PSUs Not Transferable. The PSUs may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the PSUs have been issued, and all restrictions applicable to such Shares have lapsed. No PSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Committee, the PSUs may be transferred as described in Section 14(b)(ii) of the Plan, pursuant to any such conditions and procedures the Committee may require.
Section 5.3     Adjustments. The Participant acknowledges that the PSUs and the Shares subject to the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12 of the Plan.

Section 5.4     Cooperation; Repatriation and Compliance Obligations. The Participant agrees to cooperate with the Company and the Employer in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement. Further, the Participant agrees to repatriate all payments attributable to the PSUs in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). In addition, the Participant agrees to take any and all actions, and consents to any and all actions taken by the Employer, the Company and its Subsidiaries as may be required to allow the Employer, the Company and its Subsidiaries to comply with applicable law in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions that may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules, and regulations in the Participant’s country of residence (and country of employment, if different).

Section 5.5     Non-U.S. Addendum. Notwithstanding any provisions in this Agreement to the contrary, the PSUs shall be subject to any special terms and conditions set forth in the Non-U.S. Addendum to this Agreement for the Participant’s country of residence (and country of employment or service, if different) (“Addendum 2”). Moreover, if the Participant relocates to another country, any special terms and conditions for such country will apply to the Participant, to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). The Non-U.S. Addendum (Addendum 2) constitutes part of this Agreement.

Section 5.6     Notices. For the purpose of this Plan and this Agreement, notices and all other communications shall be in writing and shall be deemed to have been duly given when delivered or mailed by overnight courier or United States registered mail, return receipt requested, postage prepaid, addressed to the Plan to the General Counsel, Baxter International Inc., One Baxter Parkway, Deerfield, Illinois 60015, USA and to the Participant to the address set forth in the Company’s payroll records or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

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Section 5.7     Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PSUs and on any Shares acquired under the Plan, to the extent the Company determines, in its sole discretion, it is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the PSUs and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

Section 5.8     Language. The Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable the Participant to understand the provisions of this Agreement and the Plan. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Section 5.9     Electronic Delivery and Acceptance. The Company, in its sole discretion, may decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

Section 5.10     Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.11     Governing Law; Venue. Except to the extent preempted by US federal law, the laws of the State of Illinois, USA shall govern the interpretation, validity, administration, enforcement, and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. For any legal action relating to this Agreement, the parties to this Agreement consent to the exclusive jurisdiction and venue of the federal courts in Chicago, Illinois.

Section 5.12     Non-Competition, Non-Solicitation, and Confidentiality Agreement. Notwithstanding any other provision in this Agreement or the Plan to the contrary, any grant hereunder shall be cancelled and no Awards will vest, be settled, or be exercisable if the Participant does not accept, sign, date and return, as directed by the Company, a Non-Competition, Non-Solicitation and Confidentiality Agreement, in such form as determined by the Company, within sixty (60) days of being provided a copy of such agreement.

Section 5.13     Repayment of Proceeds; Clawback and Offset Policy. The Shares underlying the PSUs and all proceeds related to such Shares are subject to the Company’s Incentive Compensation Recoupment Policy or Executive Compensation Recoupment Policy, as specified in the Grant Notice, which are attached to Grant Notice as Exhibit B.

Additionally, where applicable, if (i) the Participant’s employment with the Company Group terminates for any reason and (ii) such Participant violates (either during and/or after employment with the Company Group) the terms of the Participant’s Non-Competition, Non-Solicitation and Confidentiality Agreement as described in and required by Section 5.12, then any Awards that have not vested or are not exercisable as of the Termination date (including any Awards that would later be settled as a result of a Qualifying Retirement) shall be cancelled and shall not vest, be settled or be exercisable. Furthermore, any Awards that have vested or became exercisable within the 12 months preceding the Termination date shall be forfeited and shall be returned to the Company, and any Awards that vested after the Termination date as a result of a Qualifying Retirement shall be forfeited. If the Participant has exercised any such Awards or sold Shares underlying Awards, then the Participant shall make a cash payment to the Company in an amount equal to the amount of the net gain recognized from the exercise of such Awards or sale of such

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Shares within 30 business days of written notice by the Company to the Participant.

Section 5.14     Conformity to Securities Laws. The Participant acknowledges that the Plan, the Grant Notice, and this Agreement, are intended to conform to the extent necessary with all applicable laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and other applicable securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to applicable laws. To the extent permitted by applicable laws, the Plan, the Grant Notice, and this Agreement, shall be deemed amended to the extent necessary to conform to applicable laws.

Section 5.15     Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of the Participant.

Section 5.16     Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 5.2 of this Agreement and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 5.17     Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the PSUs, the Grant Notice, and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable laws, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 5.18     Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee of any member of the Company Group or shall interfere with or restrict in any way the rights of any member of the Company Group, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent (i) expressly provided otherwise in a written agreement between a Member of the Company Group and the Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.

Section 5.19     Entire Agreement. The Plan, the Grant Notice, and this Agreement (including the Addenda attached hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. Except as specifically provided in the Grant Notice or this Agreement, in the event of any inconsistency between the Plan, the Grant Notice or this Agreement, the Plan will control.

Section 5.20     Code Section 409A. The intent of the parties is that the payments and benefits under this Agreement comply with or be exempt from Code Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith or otherwise exempt. The Company may unilaterally amend the terms of this Agreement (or the Plan) to avoid the application of, or to comply with, Code Section 409A, in a particular circumstance or as necessary or

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desirable to satisfy any of the requirements under Code Section 409A or to mitigate any additional tax, interest and/or penalties that may apply under Code Section 409A if exemption or compliance is not practicable, but the Company or the Participant shall not be under any obligation to make any such amendment. Nothing in this Agreement (or the Plan) shall provide a basis for any person to take action against the Company or any Subsidiary based on matters covered by Code Section 409A, including the tax treatment of any amount paid under the Agreement, and neither the Company nor any of its Subsidiaries shall under any circumstances have any liability to the Participant or his estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this Agreement, including taxes, penalties or interest imposed under Code Section 409A.

Without limiting the generality of the foregoing and anything in the Agreement to the contrary notwithstanding, if PSUs payable on or by reference to the timing of the Participant’s Termination constitute non-qualified deferred compensation subject to Section 409A, as determined in the Company’s sole discretion, such PSUs shall not be paid unless and until the Participant experiences a “separation from service” (within the meaning of Code Section 409A), and if the Participant is a “specified employee” (within the meaning of Code Section 409A) as of the date of the separation from service (as determined in accordance with the methodology established by the Company as in effect on the date of Termination), shall instead be paid to the Participant on the first business day that immediately follows the earlier of (i) the date that is six (6) months following the date of the Participant’s separation from service or (ii) the date of the Participant’s death, to the extent such delayed payment is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2).

Section 5.21     Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

Section 5.22     Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs.

Section 5.23     Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to applicable law, each of which shall be deemed an original and all of which together shall constitute one instrument.

Section 5.24     Private Offering. If the Participant is a resident outside the United States, the grant of the PSUs is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus, or other filing with the local securities authorities with respect to the grant of the PSUs unless otherwise required under local law. No employee of the Company is permitted to advise the Participant on whether the Participant should acquire Shares under the Plan or provide the Participant with any legal, tax or financial advice with respect to the grant of the PSUs. Investment in Shares involves a degree of risk. Before deciding to acquire Shares pursuant to the PSUs, the Participant should carefully consider all risk factors and tax considerations relevant to the acquisition of Shares under the Plan or the disposition of them. Further, the Participant should carefully review all of the materials related to the PSUs and the Plan, and the Participant should consult with the Participant’s personal legal, tax and financial advisors for professional advice in relation to the Participant’s personal circumstances.

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Section 5.25     Exchange Control, Foreign Asset/Account and/or Tax Reporting. The Participant acknowledges that there may be certain exchange control, foreign asset/account and/or tax reporting requirements that may affect the Participant’s ability to acquire or hold Shares or cash received from participating in the Plan (including the receipt of any dividends paid on Shares and the proceeds from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Participant’s country within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to comply with such regulations and that the Participant should speak to his or her personal advisor on this matter.

Section 5.26     Insider Trading/Market Abuse. The Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions, including the United States, the Participant’s country and the designated broker’s country (including any Company Group securities trading policy), which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., the PSUs) or rights linked to the value of Shares under the Plan during such times that the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions and that the Participant should speak to his or her personal advisor on this matter.

Section 5.27     Waiver. The waiver by the Company with respect to the Participant’s (or any other participant’s) compliance of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

Section 5.28     Consent and Agreement With Respect to Plan. The Participant (a) acknowledges that a copy of the Plan and the U.S. prospectus for the Plan has been available to the Participant; (b) represents that he or she has read and is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of his or her choice prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan; (c) accepts the PSUs subject to all of the terms and provisions thereof; and (d) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

Company:    Participant:

By: Sven Skillrud
Title: Vice President, Total Rewards
* * * * *

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ADDENDUM 1 TO

THE PERFORMANCE SHARE UNIT AWARD AGREEMENT PERFORMANCE GOALS AND PAYOUT SCHEDULE
Capitalized terms not specifically defined herein shall have the meanings specified in the Plan, the Grant Notice and/or the Agreement.

The target number of PSUs specified in the Grant Notice will be earned one-third under Section 1 (“Total Shareholder Return”), one-third under Section 2 (“Compound Annual Growth Rate”) and the remainder under Section 3 (“Adjusted Return on Invested Capital”), as set forth below.

Section 1. Total Shareholder Return.

The PSUs earned under this Section 1 will be earned based on the rank of Baxter’s total shareholder return (“TSR”) relative to the TSR of companies in the S&P 500 Healthcare Equipment & Services Index (the “Index”), the applicable peer group selected by the Committee within the first ninety (90) days of the Performance Period set forth in the Grant Notice (the “TSR PSUs”). TSR will be measured based on the average closing stock prices over the last twenty (20) trading days of the Performance Period (plus reinvested dividends) divided by the average closing stock prices over the twenty (20) trading days prior to the beginning of the Performance Period. Any companies in the Index who are no longer publicly traded as of the end of the Performance Period will not be included in the final assessment of the results.

The TSR PSUs will pay out in Shares in a range of 0% to 200% of the number of target TSR PSUs awarded to the Participant as follows:

Baxter International Inc. TSR Percentile Rank (Relative to the Index)	Percentage of Target Grant Earned
[•] percentile or above	[•]%
[•] percentile	[•]%
[•] percentile	[•]%
Below [•] percentile	[•]%

The PSUs will pay out linearly between each set of performance data points specified. If the Company’s absolute TSR, as measured for the Performance Period, is negative, then the PSUs earned will be based on the lesser of (a) actual performance against target or (b) 100%.

Section 2. Compound Annual Growth Rate.

The PSUs earned under this Section 2 will be earned based on the Company’s Compound Annual Growth Rate (“CAGR”) performance for Net Sales (the “CAGR PSUs”) over the Performance Period. CAGR will be calculated as follows:

Net Sales for the last calendar year of the Performance Period divided by Net Sales for the calendar year immediately preceding the Date of Grant, then raising the result to an exponent of one divided by the number of calendar years within the Performance Period. Subtract one from the subsequent result to arrive at the applicable CAGR.

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For purposes of the CAGR calculation, Net Sales means net sales of the Company that shall be (a) computed on a constant currency basis using the average foreign exchange rates in each applicable jurisdiction for the calendar year immediately preceding the Date of Grant, and (b) adjusted to exclude the revenue for any business or asset acquisition or divestiture with annualized revenue of greater than $75 million at the time of the acquisition or divestiture (determined based on the trailing four quarters preceding the acquisition or divestiture date) from all periods within the Performance Period (as well as the Net Sales for the calendar year immediately preceding the Date of Grant for divestitures).

CAGR PSUs will be measured over the Performance Period, beginning with the first day of the Performance Period and ending on the last day of the Performance Period. The Committee will set a target CAGR performance within the first ninety (90) days of the Performance Period and assess performance relative to that target after the completion of the Performance Period, which shall be finalized in accordance with Section 2.5(a) of the Agreement.

CAGR PSUs will pay out in Shares in a range of 0% to 200% of the number of target CAGR PSUs awarded to the Participant as follows:

Baxter International Inc. CAGR Performance	Percentage of Target Grant Earned
[•] percent and above	[•]%
[•] percent	[•]%
[•] percent	[•]%
Below [•] percent	[•]%

CAGR PSUs will pay out linearly between each set of performance data points specified above. Section 3.    Adjusted Return on Invested Capital.
The PSUs earned under this Section 3 will be earned based on the Company’s adjusted return on invested capital (“ROIC”) performance (the “ROIC PSUs”) over the Performance Period, as specified below.

ROIC shall be calculated over the Performance Period based on each applicable individual calendar year’s adjusted operating income less adjusted income tax expense, divided by average invested capital. Average invested capital for a particular year shall be measured as the simple average of invested capital at the beginning and end of that year. For purposes of the ROIC calculation, average invested capital is defined as working capital plus the sum of net property, plant and equipment, capitalized operating leases, net intangible assets, and goodwill. Working capital shall be measured as current assets (defined as total current assets reported under U.S. GAAP less cash and cash equivalents) less current liabilities (defined as total current liabilities reported under U.S. GAAP less short-term debt and finance lease obligations and the current portion of long-term debt and finance lease obligations). Additionally, in order to present the numerator and denominator on a like-for-like basis, accrued restructuring liabilities are removed and present intangible assets are reported at cost.

For purposes of the ROIC calculation, the adjusted operating income less adjusted income tax expense from any business or asset acquisition or divestiture with annualized revenue of greater than $75 million at the time of the acquisition or divestiture (determined based on the trailing four quarters immediately preceding the acquisition or divestiture date) shall be excluded from the numerator and the average invested capital related to such acquisition or divestiture shall be excluded from the denominator.

Final ROIC performance will be calculated by first determining the annual ROIC performance for each of the three individual calendar years in the Performance Period and then determining the three-year simple average.

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The Committee will set a target ROIC performance within the first ninety (90) days of the Performance Period and assess performance relative to that target after the completion of the Performance Period, which shall be finalized in accordance with Section 2.5(a) of the Agreement.

The ROIC PSUs will pay out in Shares in a range of 0% to 200% of the number of target ROIC PSUs awarded to the Participant as follows:

Baxter International Inc. ROIC Performance	Percentage of Target Grant Earned
[•] percent and above	[•]%
[•] percent	[•]%
[•] percent	[•]%
Below [•] percent	[•]%

The ROIC PSUs will pay out linearly between each set of performance data points specified above.

The Committee shall have sole and exclusive authority and discretion to make all determinations and resolve all ambiguities, questions and disputes relating to the calculation of Performance Goals and the level of vesting and earning of the PSUs. With respect to the determination of the achievement of any of the Performance Goals and the percentage of the target grant earned, the Committee, in its discretion, may modify or adjust such performance objectives or related level of achievement in accordance with the terms of the Plan.

*    *    *    *

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ADDENDUM 2 TO

THE PERFORMANCE SHARE UNIT AWARD AGREEMENT FOR NON-U.S. PARTICIPANTS
In addition to the terms of the Plan, the Grant Notice, and the Agreement, the PSUs are subject to the following additional terms, conditions, and provisions (this “Non-U.S. Addendum”). All capitalized terms as contained in this Non-U.S. Addendum shall have the same meaning as set forth in the Plan, the Grant Notice and/or the Agreement. Pursuant to Section 5.5 of the Agreement, if the Participant transfers residence and/or employment or service to another country reflected in this Non-U.S. Addendum, the special terms, conditions and provision for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms, conditions and provisions is necessary for legal or administrative reasons (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer).

AUSTRALIA

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).

Australia Offer Document. This grant of PSUs is intended to comply with the provisions of the Corporations Act 2001, Australia Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Australia Offer Document, a copy of which is attached to the end of this section for Australia as Annex 1.

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ANNEX 1

OFFER DOCUMENT

Baxter International Inc.
2021 Incentive Plan

OFFER OF PERFORMANCE SHARE UNITS TO AUSTRALIAN RESIDENT EMPLOYEES

The Company is pleased to provide the Participant with this offer to participate in the Plan. This offer sets out information regarding the grant of PSUs to Australian resident employees of the Company and its parents, Subsidiaries and Subsidiaries (“Australian Participants”). This information is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.

In addition to the information set out in the Agreement and the Non-U.S. Addendum, Australian Participants are also being provided with copies of the following documents:

(a)the Plan;

(b)the Plan prospectus; and

(c)Employee Information Supplement for Australia (collectively, the “Additional Documents”).

The Additional Documents provide further information to help Australian Participants make an informed investment decision about participating in the Plan. Neither the Plan nor the Plan prospectus is a prospectus for the purposes of the Corporations Act 2001.

Australian Participants should not rely upon any oral statements made in relation to this offer. Australian Participants should rely only upon the statements contained in the Agreement, including the Non-U.S. Addendum, and the Additional Documents when considering participation in the Plan.

Securities Law Notification. Investment in Shares involves a degree of risk. Eligible employees who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of Shares under the Plan as set forth below and in the Additional Documents.

The information herein is general information only. It is not advice or information that takes into account Australian Participants’ objectives, financial situation and needs.

Australian Participants should consider obtaining their own financial product advice from a person who is licensed by ASIC to give such advice.

Additional Risk Factors for Australian Residents. Australian Participants should have regard to risk factors relevant to investment in securities generally and, in particular, to holding Shares. For example, the price at which an individual Share is quoted on The New York Stock Exchange (“NYSE”) may increase or decrease due to a number of factors. There is no guarantee that the price of a Share will increase. Factors that may affect the price of an individual Share include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature

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of the markets in which the Company operates and general operational and business risks.

More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at http://www.sec.gov/, on the Company’s investor’s page at https://investor.baxter.com/investors/investor-overview/default.aspx, and upon request to the Company.

In addition, Australian Participants should be aware that the Australian dollar (“AUD”) value of any Shares acquired under the Plan will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a Share is entitled to one vote. Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the Board. Further, Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Ascertaining the Market Price of Shares. Australian Participants may ascertain the current market price of an individual Share as traded on NYSE under the symbol “BAX” at: https://www.nyse.com/quote/XNYS:BAX. The AUD equivalent of that price can be obtained at: https://www.rba.gov.au/statistics/frequency/exchange-rates.html.

Please note that this is not a prediction of what the market price of the Shares will be when PSUs vest or when Shares are issued to Australian Participants (or at any other time), or of the applicable exchange rate at such time.

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BRAZIL

Compliance with the Law. By accepting the PSUs, the Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items.

Nature of Grant. This provision supplements Article III (“Nature of Grant”) of the Agreement:

By accepting the PSUs, the Participant agrees that (i) the Participant is making an investment decision and
(ii)the value of the underlying Shares is not fixed and may increase or decrease over the vesting period without compensation to the Participant.

CANADA

Settlement of PSUs. This provision supplements Section 2.5(c) of the Agreement:

Notwithstanding Section 2.5(c) of the Agreement, the PSUs do not provide any right for the Participant to receive a cash payment and the PSUs will be settled only in Shares.

Forfeiture upon Termination. This provision supplements Section 2.3(d) of the Agreement:

For purposes of the PSUs, notwithstanding Section 2.3(d) of the Agreement, the Committee or its delegate may provide that the Participant’s Termination will occur as of the date the Participant is no longer actually employed or otherwise rendering services to the Service Recipient (regardless of the reason for such Termination and whether or not later found to be invalid or in breach of employment or other laws or otherwise rendering services or the terms of the Participant’s employment or other service agreement, if any). In such case, unless otherwise provided in the Agreement or extended by the Company, the Participant’s right to vest in and earn the PSUs under the Plan, if any, will terminate as of such date (the “Termination Date”). The Termination Date will not be extended by any common law notice period. Notwithstanding the foregoing, however, if applicable employment standards legislation specifically requires continued entitlement to vesting during a statutory notice period, the Participant’s right to vest in the PSUs under the Plan, if any will be allowed to continue for that minimum notice period but then immediately terminate effective as of the last day of the Participant’s minimum statutory notice period. In the event the date the Participant is no longer providing actual service cannot be reasonably determined under the terms of the Agreement and/or the Plan, the Committee or its delegate shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the PSUs (including whether the Participant may still be considered to be providing services while on a leave of absence). Unless the applicable employment standards legislation specifically requires, in the case of the Participant, the Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which his service relationship is terminated (as determined under this provision) nor will the Participant be entitled to any compensation for lost vesting.

Securities Law Notification. The Participant may not be permitted to sell within Canada Shares acquired under the Plan. The Participant may only be permitted to sell or dispose of any Shares acquired under the Plan if such sale or disposal takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the New York Stock Exchange).

CHINA

The following provisions apply only to the Participants who are subject to exchange control restrictions imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:

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Vesting of PSUs

The Participant’s Employer must be registered with SAFE prior to settlement of the PSUs. If the Company is unable to obtain registration approval or is required to obtain further approvals on behalf of a member of the Company Group, the vesting or settlement of the PSUs may be suspended or delayed. Further, the Company is under no obligation to vest the PSUs and/or issue Shares if the Company’s SAFE approval becomes invalid or ceases to be in effect by the time the PSUs vest.

Termination

The Participant acknowledges and agrees that he or she must sell any Shares issued to him or her upon settlement of the PSUs as soon as practicable following the Participant’s Termination and in no event later than six (6) months following the Participant’s Termination. The Participant agrees that if he or she continues to hold any of such Shares after this time, the Shares may be sold by the Company’s designated broker on the Participant’s behalf at the instruction of the Corporation. Therefore, by accepting the PSUs, the Participant understands and agrees that the Company is authorized to, and may in its sole discretion, instruct its designated broker to assist with the mandatory sale of Shares (on the Participant’s behalf pursuant to this authorization) and that the Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the proceeds, less any Tax-Related Items and brokerage fees or commissions will be remitted to the Participant pursuant to the procedures described in the “Exchange Control Information” section below.

Exchange Control Information

Shares issued to the Participant under the Plan must be maintained in an account with E*TRADE Corporate Financial Services Inc. or such other broker as may be designated by the Company until the Shares are sold through that broker. If the Company changes its broker, the Participant acknowledges and agrees that the Company may transfer any Shares issued under the Plan to the new designated broker if necessary for legal or administrative reasons. The Participant agrees to sign any documentation necessary to facilitate the transfer. In addition, the Participant may be required to sell any Shares obtained under the Plan if the Company determines that the application of such condition is necessary or advisable for China SAFE exchange control, legal or other administrative reasons.

The Participant understands and agrees that, to facilitate compliance with exchange control requirements, the Participant will be required to immediately repatriate to China the cash proceeds from the sale of Shares acquired upon vesting of the PSUs or from any dividends. The Participant further understands that, under local law, such repatriation of the cash proceeds will be effectuated through a special exchange control account established by the Company or one of its Subsidiaries in China, and the Participant hereby consents and agrees that the cash proceeds related to the Participant’s participation in the Plan may be transferred to such special account prior to being delivered to the Participant. The Company may deliver the proceeds to the Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Participant understands that he or she will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are converted to local currency, there may be delays in delivering the proceeds to the Participant. The Participant agrees to bear the risk of any currency fluctuation between the time the Shares are sold, either through voluntary sale or through a mandatory sale arranged by the Company, or proceeds are otherwise realized under the Plan and the time such proceeds are distributed to the Participant through the special exchange control account.

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The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.

COLOMBIA

Nature of Grant.

This provision supplements Article III (“Nature of Grant”) of the Agreement:

The Participant acknowledges that, pursuant to Article 128 of the Colombian Labor Code, the PSUs and related benefits do not constitute a component of the Participant’s “salary” for any legal purpose. Therefore, the PSUs and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.

Securities Law Notification.

The Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore, the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.

HONG KONG

Important Notice.

Securities Warning: The contents of the Grant Notice, the Agreement, this Non-U.S. Addendum, the Plan, and all other materials pertaining to the PSUs and/or the Plan have not been reviewed by any regulatory authority in Hong Kong. The Participant is hereby advised to exercise caution in relation to the offer thereunder. If the Participant has any doubts about any of the contents of the aforesaid materials, the Participant should obtain independent professional advice. The PSUs and any Shares issued in respect of the PSUs do not constitute a public offering of securities under Hong Kong law and are available only to eligible employees under the Plan. The Grant Notice, the Agreement, including this Non-U.S. Addendum, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The PSUs and any documentation related thereto are intended solely for the Participant’s personal use and may not be distributed to any other person.

Lapse of Restrictions.

If, for any reason, Shares are issued to the Participant within six (6) months of the Date of Grant, the Participant agrees that he or she will not sell or otherwise dispose of any such Shares prior to the six-month anniversary of the Date of Grant.

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Settlement in Shares.

Notwithstanding anything to the contrary in this the Grant Notice, the Agreement, this Non-U.S. Addendum or the Plan, the PSUs shall be settled only in Shares (and may not be settled in cash).

SINGAPORE

Securities Law Notification.

The PSUs are being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Hence, statutory liability under the SFA in relation to the content of prospectuses will not apply. The Participant should note that the PSUs are subject to section 257 of the SFA and hence the PSUs may not be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, unless such offer, sale or invitation is made (i) more than six (6) months from the Date of Grant, (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA, or
(iii)pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

In addition, the Participant understands that he or she is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Singapore through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange (the “NYSE”).

Director Notification Requirement.

If the Participant is a director, alternate director, substitute director or shadow director 1 of a Singapore Subsidiary, the Participant must notify the Singapore Subsidiary in writing within two (2) business days of
(i) becoming the registered holder of or acquiring an interest (e.g., PSUs, Shares, etc.) in the Company or any Subsidiary, or becoming an alternate director, substitute director or shadow director (as the case may be), whichever occurs last, or (ii) any change in a previously disclosed interest (e.g., sale of Shares). If the Participant is the chief executive officer (“CEO”) of a Singapore Subsidiary and the above notification requirements are determined to apply to the CEO of a Singapore Subsidiary, the above notification requirements also may apply to the Participant.

SPAIN

Termination and Nature of Grant.

This provision supplements Section 2.3 (“Impact of Termination on PSUs”) of the Agreement and Article III (“Nature of Grant”) of the Agreement:

In accepting the grant of PSUs, the Participant consents to participation in the Plan and acknowledges that the Participant has received a copy of the Plan.

The Participant understands and agrees that, unless otherwise provided in the Agreement, the Participant will forfeit any PSUs that have not vested as of the date the Participant’s Termination ends without

1 A shadow director is an individual who is not on the board of directors of the Singapore Subsidiary but who has sufficient control so that the board of directors of the Singapore Subsidiary acts in accordance with the directions or instructions of the individual.

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entitlement to the underlying Shares or to any amount of indemnification in the event of the Participant’s Termination for any reason including, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment or service under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, and/or Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985.

The Participant understands that the Company has unilaterally, gratuitously and in its own discretion decided to grant PSUs under the Plan to certain individuals who may be employees of the Company or a Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or a Subsidiary, other than as set forth in the Agreement. Consequently, the Participant understands that the PSUs are granted on the assumption and condition that the PSUs and any Shares acquired upon vesting of the PSUs are not a part of any employment contract (either with the Company or a Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. Further, the Participant understands that the PSUs would not be granted to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken, or should any of the conditions not be met for any reason, any grant of or right to the PSUs shall be null and void.

Securities Law Notification.

No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of PSUs under the Plan. Neither the Plan, the Agreement (which includes this Non-U.S. Addendum), nor the Grant Notice have been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.

SWEDEN

Tax Withholding.

The following provision supplements Section 2.7 (“Tax Withholding”) of the Agreement:

Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 2.7 of the Award Agreement, in accepting the grant of PSUs, the Participant authorizes the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to the Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Securities Law Notification.

Neither this document nor any other materials relating to the PSUs constitute a prospectus according to article 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), and neither this document nor any other materials relating to the PSUs may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of a member of the Company Group. Neither this document nor any other offering or marketing material relating to the PSUs have been or will be filed with,

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or approved or supervised by, any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

TAIWAN

Securities Law Notification.

The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

UNITED ARAB EMIRATES

Nature of Grant.

This provision supplements Article III (“Nature of Grant”) of the Agreement:

The Participant acknowledges that the PSUs and related benefits do not constitute a component of the Participant’s “wages” for any legal purpose. Therefore, the PSUs and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as social insurance contributions and/or any other labor-related amounts which may be payable.

Securities Law Notification.

The Agreement, the Grant Notice, the Plan and other incidental communication materials concerning the PSUs are intended for distribution only to employees of the Company or its Subsidiaries. The Dubai Creative Clusters Authority (formerly known as the Dubai Technology and Media Free Zone Authority), Emirates Securities and Commodities Authority and/or the Central Bank of the United Arab Emirates has no responsibility for reviewing or verifying any documents in connection with the PSUs. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved these communications nor taken steps to verify the information set out in them, and have no responsibility for them.

Further, the Shares underlying the PSUs may be illiquid and/or subject to restrictions on their resale. The Participant should conduct his or her own due diligence on the PSUs and the Shares. If the Participant is in any doubt about any of the contents of the grant or other incidental documents, the Participant should obtain independent professional advice.

UNITED KINGDOM

Withholding. This provision supplements Section 2.7 of the Agreement:

Without limitation to Section 2.7 of the Agreement, the Participant agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or, if different, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.

Notwithstanding the foregoing, if the Participant is a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), the Participant understands that he or she may not be able to indemnify

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the Company for the amount of any income tax not collected from or paid by the Participant within ninety
(90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs, as it may be considered to be a loan and, therefore, it may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from the Participant by any of the means referred to in Section 2.7 of the Agreement.

*    *    *    *

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EXHIBIT B
Baxter International Inc.
Incentive Compensation Recoupment Policy

1.0    Introduction

This policy applies to all cash bonuses paid by Baxter International Inc. (the “Company”) and its subsidiaries under its 2007 Incentive Plan, or any successor Plan, and all grants of equity awarded by the Company to any person who is not designated as an officer by the Board of Directors of the Company. Cash bonuses and grants of equity made to such officers are covered by the Executive Compensation Recoupment Policy. Collectively such cash bonuses and equity awards will be referred to as “Incentive Compensation”. Equity awards are any compensatory awards under the company’s equity compensation plans in the form of common stock or any derivative of common stock, including stock options, stock awards, restricted stock, restricted stock units, and performance share units.

2.1Triggers; Scope of Actions
2.2Following a restatement of the Company’s financial results requiring an amendment to any previously filed results, the Chairman and CEO (the “CEO”) will review the facts and circumstances that led to the requirement for the restatement and take any actions it deems appropriate with respect to Incentive Compensation. The CEO will consider whether an employee received compensation based on performance reported but not actually achieved or was accountable for the events that led to the restatement, including any misconduct.

2.3If an employee violates any of the restrictive covenants contained in any agreement between the employee and the Company, the Chairman and CEO will review the facts and circumstances related to the violation and take any actions it deems appropriate with respect to Incentive Compensation.

2.4Actions that may be taken include: recovery, reduction, or forfeiture of all or part of any Incentive Compensation previously provided or to be provided in the future; disciplinary actions; and the pursuit of any other remedies.
3.0    Documentation

This Policy will apply to Equity Plans covering any employee beginning with the Company’s 2011 Equity Plans. In addition, this Policy will be incorporated into the Company’s Management Incentive Compensation Program (MICP) beginning with the Company’s 2011 MICP, as well as any resolutions adopted by the Board or Compensation Committee as a condition to approval of the payout of any cash bonus under the 2007 Incentive Plan, or any successor Plan, beginning with the cash bonuses paid by the Company in March 2012.

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EXHIBIT B
Baxter International Inc.
Executive Compensation Recoupment Policy (As amended and restated on March 8, 2018)

1.0    Introduction

This policy (as amended and restated, this “Policy”) applies to all cash bonuses paid by Baxter International Inc. (the “Company”) under its 2007 Incentive Plan, or any successor Plan, and all grants of equity awarded by the Company to any person designated as an officer by the Board of Directors of the Company (the “Board”). Collectively such bonuses and equity awards will be referred to as “Executive Incentive Compensation”. Equity awards are any compensatory awards under the company’s equity compensation plans in the form of common stock or any derivative of common stock, including stock options, stock awards, restricted stock, restricted stock units, and performance share units. For the avoidance of doubt, this Policy shall apply to any person who is a designated officer either at the time of grant or the time of payment of the Executive Incentive Compensation.

2.1Triggers; Scope of Actions

2.2Following a restatement of the Company’s financial results requiring an amendment to any previously filed results, the Board will review the facts and circumstances that led to the requirement for the restatement and take any actions it deems appropriate with respect to Executive Incentive Compensation. The Board will consider whether an officer received compensation based on performance reported but not actually achieved or was accountable for the events that led to the restatement, including any misconduct.

2.3If an officer violates any of the restrictive covenants contained in any agreement between the officer and the Company, the Board will review the facts and circumstances related to the violation and take any actions it deems appropriate with respect to Executive Incentive Compensation.

2.4Actions the Board may take include: recovery, reduction, or forfeiture of all or part of any Executive Incentive Compensation previously provided or to be provided in the future; disciplinary actions; and the pursuit of any other remedies.

3.0    Documentation

This Policy will be incorporated into future Equity Plans covering any officer beginning with the Company’s 2009 Equity Plan as well as resolutions adopted by the Board or Compensation Committee as a condition to approval of the payout of any cash bonus under the 2007 Incentive Plan, or any successor Plan, to any officer beginning with the cash bonuses paid by the Company in March 2009. The Executive Compensation team will provide a copy of this Policy to each officer.

4.0    Disclosure

In the event the Board recoups incentive compensation under this Policy, Company management intends to disclose the aggregate amount of incentive compensation recovered under this Policy, so long as the underlying event has already been publicly disclosed publicly by the Company. This disclosure would appear in the Company’s annual proxy statement following any such Board action and would provide the aggregate amount of recovery for each event if there is more than one applicable event.

*    *    *    *

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